Exhibit 10.8

SUPPLEMENT NO. 1 dated as of March 1, 2010 (this “Supplement”), to the Indemnity, Subrogation and Contribution Agreement dated as of April 29, 2009 (as the same may be amended, supplemented or otherwise modified from time to time, the “Indemnity, Subrogation and Contribution Agreement”), among SEAGATE TECHNOLOGY, an exempted limited liability company organized under the laws of the Cayman Islands (“Intermediate Holdings”), SEAGATE TECHNOLOGY HDD HOLDINGS, an exempted limited liability company organized under the laws of the Cayman Islands (the “Borrower”), each subsidiary of the Borrower from time to time party thereto (each such subsidiary, the Borrower and Intermediate Holdings, individually, a “Guarantor” and, collectively, the “Guarantors”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

A.  Reference is made to (a) the Credit Agreement dated as of April 3, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Intermediate Holdings, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the other agents party thereto, and (b) the U.S. Guarantee Agreement dated as of April 29, 2009 (as amended, supplemented or otherwise modified from time to time, the “U.S. Guarantee Agreement”), among the Guarantors (as defined therein) and the Administrative Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

C.  The Borrower, Intermediate Holdings and the other Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit.  Pursuant to Section 5.12 of the Credit Agreement and the Collateral and Guarantee Requirement, each Subsidiary Loan Party that is formed or acquired after the Second Restatement Effective Date and that is required to execute the U.S. Guarantee Agreement is required to execute the Indemnity, Subrogation and Contribution Agreement.  Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1.  In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder.  Each reference to a “Guarantor” in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor.  The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.  Notwithstanding the foregoing, the guarantees and indemnities given by the New Guarantor by virtue of its entry into this Supplement shall only apply to the extent that the parties whose obligations are guaranteed under the U.S. Guarantee Agreement are subsidiaries of the New Guarantor or subsidiaries of the holding company of the New Guarantor or a holding company of the New Guarantor.  For purposes of this Section 1, the terms “holding company” and “subsidiary” shall be construed in accordance with Section 155 of the Companies Act 1963 (as amended) (Ireland).

SECTION 2.  The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent.  Delivery of an executed signature page to this Supplement by facsimile or Adobe .pdf transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement.  All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

SECTION 8.  The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent (but subject to Section 9.03(a) of the Credit Agreement).

[Signature Pages Follow]

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IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

GIVEN under the Common Seal of
SEAGATE TECHNOLOGY PLC
in the presence of:

/s/ Kenneth M. Massaroni
Kenneth M. Massaroni
DIRECTOR

/s/ Patrick J. O’Malley III
Patrick J. O’Malley III
DIRECTOR

Address:
920 Disc Drive
Scotts Valley, California 95066

Witness signature:	/s/ Saralyn D. Brown
Name: Saralyn D. Brown
Address: 920 Disc Drive, Scotts Valley, CA 95066
Occupation: Executive Assistant

[Signature Page to Supplement No. 1 to the Indemnity, Subrogation and Contribution Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

by
/s/ Sharon Bazbaz
	Name:	Sharon Bazbaz
	Title:	Vice President

[Signature Page to Supplement No. 1 to the Indemnity, Subrogation and Contribution Agreement]